Exhibit 10.66
Insulet Corporation, Confidentiality, Non-Solicit, Non-Compete, and IP Assignment Agreement

This Confidentiality, Non-Solicit, Non-Compete, and IP Assignment Agreement (“Agreement”) is entered into between the undersigned individual (“I”, “me”, or “Employee”) and Insulet Corporation (collectively, the “Company”). I understand the Company is engaged in the business of designing, developing and marketing medical devices and related software (the Company’s “Business” or “Line of Business”). I understand that the Company seeks to employ me in a position of trust and confidence related to this Line of Business, and I wish to be employed in such a position. In consideration of my employment and the compensation and other benefits received as a consequence thereof, and the other mutual promises and representations of the parties made herein, the parties agree as follows:1

1.Position of Trust and Confidence. In reliance upon the promises made by me in this Agreement, the Company will provide me with access to Confidential Information (including trade secrets) related to my position, and may also provide me with specialized training related to the Company’s Business and/or the opportunity to develop relationships with the Company’s employees, business contacts (customers and others) and agents for the purpose of developing goodwill for the Company. I agree that my receipt of the foregoing would give me an unfair competitive advantage if my activities during employment, and for a reasonable period thereafter, were not restricted as provided for in this Agreement.

2.Confidential Information and Company Property. Subject to Paragraph 7, I agree to use the Company’s Confidential Information only in the performance of my duties, to hold such information in confidence and trust, and not to engage in any unauthorized use or disclosure of such information during my employment and for so long thereafter as such information qualifies as Confidential Information. “Confidential Information” means an item of information or compilation of information in any form (tangible or intangible) related to the Company’s Business that I acquire or gain access to during my employment that the Company has not authorized public disclosure of, and that is not readily available to the public or persons outside the Company. By way of example and not limitation, Confidential Information is understood to include: lists and records, contact information, private contract terms, business preferences, and historical transaction data regarding existing and prospective customers; non-public records and data regarding the Company’s financial performance; business plans and strategies, forecasts and analyses; internal business methods and systems, know how, and innovations; marketing plans, research and analysis; unpublished pricing information, and variables such as costs, discounting options, and profit margins; business sale and acquisition opportunities identified by the Company and related analysis; records of private dealings with vendors, suppliers, and distributors; and Company trade secrets. I acknowledge that items of Confidential Information are the Company’s valuable assets and have economic value because they are not generally known by the public or others who could use them to their own economic benefit and/or to the competitive disadvantage of the Company. I agree that all records, in any form (such as email, database, correspondence, notes, files, contact lists, drawings, specifications, spreadsheets, manuals, and calendars) that contain Confidential Information or otherwise relate to the Company’s Business, with the exception of wage and benefit related materials provided to me as an employee for my own use as an employee, are the property of the Company (collectively “Company Records”). I will follow all Company policies regarding use or storage of Company Records, and return all such records (including all copies) when my employment with the Company ends or sooner if requested.

Confidential Information does not include information lawfully acquired by a non-management employee about wages, hours or other terms and conditions of employment when used for purposes protected by Section 7 of the National Labor Relations Act (NLRA) such as joining or forming a union,
1 Important state-specific modifications to this Agreement are contained in Appendix A hereto.

engaging in collective bargaining, or engaging in other concerted activity for mutual aid or protection of laborers. For purpose of clarity, it shall still be a violation of this Agreement for a non-management employee to wrongfully compete by sharing Confidential Information with a competitor about other employees’ compensation and benefits which was obtained through the course of employment with the Company for purposes of assisting such competitor in soliciting Company employees.

3.Protective Covenants. In order to protect the Company’s Confidential Information (including trade secrets) and key business relationships, I agree that, during the Restricted Period (as defined below), I will not (directly or through the direction or control of others):

(a)solicit any Covered Employee (as defined below) to leave the employment of the Company; or

(b)hire, attempt to hire, or assist in hiring any Covered Employee on behalf of a Competing Business; or,

(c)solicit, or attempt to solicit a Covered Customer or Key Relationship (as defined below) for the purpose of doing any business that would compete with the Company’s Business; or

(d)knowingly engage in any conduct that is intended to cause, or could reasonably be expected to cause the Covered Customer or Key Relationship to stop or reduce doing business with the Company, or that would involve diverting business opportunities away from the Company; or

(e)provide services for the benefit of a Competing Business within the Territory (as defined below) that are the same or similar in function or purpose to those I provided to the Company during the Look Back Period (as defined below); or

(f)take on any other responsibilities for a Competing Business that would involve the probable use or disclosure of Confidential Information or the conversion of Covered Customers or Key Relationships to the benefit of a Competing Business or detriment of the Company.

Nothing herein is intended or to be construed as a prohibition against general advertising such as “help wanted” ads that are not targeted at the Company’s employees. This Agreement is not intended to prohibit: (i) employment with a non-competitive independently operated subsidiary, division, or unit of a family of companies that include a Competing Business, so long as the employing independently operated business unit is truly independent and my services to it do not otherwise violate this Agreement; or, (ii) a passive and non-controlling ownership of less than 2% of the stock in a publicly traded company. This provision also does not preclude conduct protected by Section 7 of the NLRA such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for mutual aid and protection.

“Restricted Period” means the period while Employee is employed by the Company and for one (1) year after Employee’s employment ends, irrespective of which party ends the relationship or why it ends. “Covered Employee” means any employee that Employee supervised, worked with, or received Confidential Information about during the Look Back Period. “Competing Business” means any person or entity that engages in (or is planning to engage in) a business that competes with a portion of the Company’s Business that I had involvement with or access to Confidential Information about during the last two years of my employment (or such shorter period of time as I am employed) (the “Look Back Period”). “Covered Customer” means a customer or potential customer that I had material business-related contact or dealings with or access to Confidential Information about during the Look Back Period. “Key Relationship” refers to a person or entity with an ongoing business relationship with the Company (including vendors, agents, and contractors) that I had material business-related contact or dealings with during the Look Back Period. “Territory” means the geographic territory(ies) assigned to me by the Company during the Look Back Period (by state, county, or other recognized geographic boundary used in the Company’s Business); and, if I have no such specifically assigned geographic territory then: (i) those states and counties in which I participated in the Company’s Business and/or about which I was provided access to Confidential Information during the Look Back Period; and, (ii) the state and county where I reside and the states and counties contiguous thereto. If I am a Vice President or other executive, then I agree that I will be deemed to have participated in the Company’s Business and/or had Confidential Information about the Company’s Business throughout the United States (including state and state-equivalents and county and county-equivalents therein). I am responsible for seeking clarification from the Company’s Human Resources department if it is unclear to me at any time what the scope of the Territory is. State and county references include equivalents.

4.Assignment of Intellectual Property. Employee is expected to use his or her inventive and creative capacities for the benefit of the Company and to contribute, where possible, to the Company’s intellectual property in the ordinary course of employment.

(a)“Inventions” mean any inventions, discoveries, improvements, designs, processes, machines, products, innovations, business methods or systems, know how, ideas or concepts of commercial value or utility, and related technologies or methodologies, whether or not shown or described in writing or reduced to practice and whether patentable or not. “Works” mean original works of authorship, including, but not limited to: literary works (including all written material), mask works, computer programs, formulas, tests, notes, data compilations, databases, artistic and graphic works (including designs, graphs, drawings, blueprints, and other works), recordings, models, photographs, slides, motion pictures, and audio visual works; whether copyrightable or not, and regardless of the form or manner in which documented or recorded. “Trademarks” mean any trademarks, trade dress or names, symbols, special wording or devices used to identify a business or its business activities whether subject to trademark protection or not. The foregoing is collectively referred to in this Agreement as “Intellectual Property.”

(b)Employee assigns to the Company or its nominee Employee’s entire right, title and interest in and to all Inventions that are made, conceived, or reduced to practice by Employee, alone or jointly with others, during Employee’s employment with the Company (whether during working hours or not) that either (i) relate to the Company’s Business, or actual or demonstrably anticipated research or development of the Company, or (ii) involve the use or assistance of any tools, time, material, personnel, information, or facility of the Company, or (iii) result from or relate to any work, services, or duties undertaken by Employee for the Company.

(c)Employee recognizes that all Works and Trademarks conceived, created, or reduced to practice by Employee, alone or jointly with others, during Employee’s employment shall to the fullest extent permissible by law be considered the Company’s sole and exclusive property and “works made for hire” as defined in the U.S. Copyright Laws for purposes of United States law and the law of any other country adhering to the “works made for hire” or similar notion or doctrine, and will be considered the Company’s property from the moment of creation or conception forward for all purposes without the need for any further action or agreement by Employee or the Company. If any such Works, Trademarks or portions thereof shall not be legally qualified as a work made for hire in the United States or elsewhere, or shall subsequently be held to not be a work made for hire or not the exclusive property of the Company, Employee hereby assigns to the Company all of Employee’s rights, title and interest, past, present and future, to such Works or Trademarks. Employee will not engage in any unauthorized publication or use of such Company Works or Trademarks, nor will Employee use same to compete with or otherwise cause damage to the business interests of the Company.

(d)It is the purpose and intent of this Agreement to convey to the Company all of the rights (inclusive of moral rights) and interests of every kind, that Employee may hold in Inventions, Works, Trademarks and other intellectual property that are covered by Paragraphs 4(a) – (c) above (“Company Intellectual Property”), past, present and future; and, Employee waives any right that Employee may have to assert moral rights or other claims contrary to the foregoing understanding. It is understood that this means that in addition to the original work product (be it invention, plan, idea, know how, concept, development, discovery, process, method, or any other legally recognized item that can be legally owned), the Company exclusively owns all rights in any and all derivative works, copies, improvements, patents, registrations, claims, or other embodiments of ownership or control arising or resulting from an item of assigned Company Intellectual Property everywhere such may arise throughout the world. The decision whether or not to commercialize or market any Company Intellectual Property is within the Company's sole discretion and for the Company’s sole benefit and no royalty will be due to Employee as a result of the Company's efforts to commercialize or market any such Invention. In the event that there is any Invention, Work, Trademark, or other form of intellectual property that is incorporated into any product or service of the Company that Employee retains any ownership of or rights in despite the assignments created by this Agreement, then Employee hereby grants to the Company and its assigns a nonexclusive, perpetual, irrevocable, fully paid-up, royalty-free, worldwide license to the use and control of any such item that is so incorporated and any derivatives thereof, including all rights to make, use, sell, reproduce, display, modify, or distribute the item and its derivatives. All assignments of rights provided for in this Agreement are understood to be fully completed and immediately effective and enforceable assignments by Employee of all intellectual property rights in Company Intellectual Property. When requested to do so by the Company, either during or subsequent to employment with the Company, Employee will (i) execute all documents requested by the Company to affirm or effect the vesting in the Company of the entire right, title and interest in and to the Company Intellectual Property at issue, and all patent, trademark, and/or copyright applications filed or issuing on such property; (ii) execute all documents requested by the Company for filing and obtaining of patents, trademarks and/or copyrights; and (iii) provide assistance that the Company reasonably requires to protect its right, title and interest in the Company Intellectual Property, including, but not limited to, providing declarations and testifying in administrative and legal proceedings with regard to Company Intellectual Property. Power of Attorney: Employee hereby irrevocably appoints the Company as its agent and attorney in fact to execute any documents and take any action necessary for applications, registrations, or similar measures needed to secure the issuance of letters patent, copyright or trademark registration, or other legal establishment of the Company’s ownership and control rights in Company Intellectual Property in the event that Employee’s signature or other action is necessary and cannot be secured due to Employee’s physical or mental incapacity or for any other reason.

(e)Employee will make and maintain, and not destroy, notes and other records related to the conception, creation, discovery, and other development of Company Intellectual Property. These records shall be considered the exclusive property of the Company and are covered by Paragraphs 4(b)-(d) above. During employment and for a period of one (1) year thereafter, Employee will promptly disclose to the Company (without revealing the trade secrets of any third party) any Intellectual Property that Employee creates, conceives, or contributes to, alone or with others, that involve, result from, relate to, or may reasonably be anticipated to have some relationship to the Line of Business the Company is engaged in or its actual or demonstrably anticipated research or development activity.

(f)Employee will not claim rights in, or control over, any Invention, Work, or Trademark as something excluded from this Agreement because it was conceived or created prior to being employed by the Company (a “Prior Work”) unless such item is identified on Appendix B and signed by Employee as of the date of this Agreement. Employee will not incorporate any such

Prior Work into any work or product of the Company without prior written authorization from the Company to do so; and, if such incorporation does occur, Employee grants the Company and its assigns a nonexclusive, perpetual, irrevocable, fully paid-up, royalty-free, worldwide license to the use and control of any such item that is so incorporated and any derivatives thereof, including all rights to make, use, sell, reproduce, display, modify, or distribute the item and its derivatives.

(g)This Agreement’s assignment provisions are limited to only those Inventions that can be lawfully assigned by an employee to an employer. Some examples of state laws limiting the scope of assignable inventions are: Delaware Code, Title 19, Section 805; North Carolina General Statutes, Article 10A, Chapter 66, Commerce and Business, Section 66-57.1; Minnesota Statutes, 13A Section 181.78; Kansas Statutes, Section 44-130; Utah Code, Sections 34-39-1 through 34-39-3, “Employee Inventions Act”; and Washington Revised Code, Title 49 RCW: Labor Regulations Chapter 49.44.140. NOTICE: I acknowledge notice that, to the extent one of the foregoing laws applies, my invention assignment agreement will not apply to an Invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on my own time, unless: (1) the Invention relates directly to the Line of Business the Company is engaged in or its actual or demonstrably anticipated research or development activity; or (2) the Invention results from any work performed by me for the Company. Similarly, to the extent California Labor Code Section 2870, or Illinois Compiled Statutes, 765 ILCS 1060/1-3, “Employees Patent Act,” controls, then the same notice will apply, but without the word “directly” in part (1).

5.Severability and Special Remedies. Each of my obligations under this Agreement shall be considered a separate and severable obligation. If a court or arbitrator determines that a restriction in this Agreement cannot be enforced as written due to an overbroad limitation (such as time, geography, or scope of activity), the parties agree that the court or arbitrator shall reform or modify the restrictions or enforce the restrictions to such lesser extent as is allowed by law. If, despite the foregoing, any provision contained in this Agreement is determined to be void or unenforceable, in whole or in part, then the other provisions of this Agreement will remain in full force and effect. The parties agree that the Company will suffer irreparable harm, in addition to any damages that can be quantified, by a breach of this Agreement by me. Accordingly, in the event of such a breach or a threatened breach, the Company will be entitled to all remedies that may be awarded by a court of competent jurisdiction or arbitrator, recovery of its attorneys’ fees and expenses (including not only costs of court, but also expert fees, travel expenses, and other expenses incurred), and any other legal or equitable relief allowed by law.

6.Choice of Law. The laws of the state in which the Employee last regularly resided and worked shall govern the interpretation, application, and enforcement of this Agreement, without regard to any choice of law rules of that or any other state.

7.Agreement Limitations. Nothing in this Agreement prohibits me from reporting an event that I reasonably and in good faith believe is a violation of law to the relevant law-enforcement agency (such as the Securities and Exchange Commission or Department of Labor), requires notice to or approval from the Company before doing so, or prohibits me from cooperating in an investigation conducted by such a government agency. This may include a disclosure of trade secret information provided that it must comply with the restrictions in the Defend Trade Secrets Act of 2016 (DTSA). The DTSA provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document if such filing is under seal so that it is not made public. Also, an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order. To the extent that I am covered by Section 7 of the National Labor Relations Act (NLRA) because I am not in a supervisor or management role, nothing in this Agreement shall be construed to prohibit me from using information I acquire regarding the wages, benefits, or other terms and conditions of employment at the Company for any purpose protected under the NLRA. I understand that under the NLRA, covered employees have a right to self-organization, to form, join, or assist labor organizations, to bargain collectively through representatives of their own choosing, and to engage in other concerted activities for the purpose of collective bargaining or other mutual aid or protection, and to refrain from any or all of such activities.

8.Survival, All Duties and At-Will Status Preserved. Nothing in this Agreement limits or reduces any common law or statutory duty I owe to the Company, nor does this Agreement limit or eliminate any remedies available to the Company for a violation of such duties. This Agreement will survive the expiration or termination of Employee’s employment with the Company and/or any assignee pursuant to Paragraph 10 and shall, likewise, continue to apply and be valid notwithstanding any change in the Employee’s duties, responsibilities, position, or title. Nothing in this Agreement creates a contract for term employment or limits either party’s right to end the employment relationship between them.

9.Tolling. If Employee fails to comply with a timed restriction in this Agreement, the time period for that will be extended by one day for each day Employee is found to have violated the restriction, up to a maximum of twelve (12) months.

10.Assignment. This Agreement, including the restrictions on Employee’s activities set forth herein, also apply to any parent, subsidiary, affiliate, successor and assign of the Company to which Employee provides services or about which Employee receives Confidential Information. The Company shall have the right to assign this Agreement at its sole election without the need for further notice to or consent by Employee.

11.Entire Agreement. This instrument contains the entire agreement between the Parties with respect to the subject matter hereof. All representations, promises, and prior or contemporaneous understandings are merged into, and expressed in this instrument; however, should Employee be subject to a prior agreement with the Company containing confidentiality, nonsolicitation, noncompetition and/or invention assignment provisions and this Agreement is found to be unenforceable, for any reason, then such prior agreement(s) shall remain in place and survive to afford the Company the greatest protection allowed by law. This Agreement shall not be amended, modified, or supplemented without the written agreement of the Parties at the time of such amendment, modification, or supplement and must be signed by an officer of the Company (unless such amendment, modification, or supplementation is by order of a court or arbitrator). The headings herein are for convenience only and shall not affect the terms of the Agreement.

AGREED:

Employee:
(signature)
(name printed)
Date:

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